UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

CBOE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	20-5446972
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

400 South LaSalle Street Chicago, Illinois 60605	60605
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act: None.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.   ☒

Securities Act registration statement file number to which this form relates:	333-140574
(If applicable)

Securities to be registered pursuant to Section 12(g) of the Act: Class A-2 Common Stock, $0.01 par value per share.

Item 1.  Description of Registrant’s Securities to be Registered

CBOE Holdings, Inc. (the “Registrant”) hereby incorporates by reference the description of its Class A-2 Common Stock, $0.01 par value per share, to be registered hereunder, contained under the heading “Description of CBOE Holdings Capital Stock” in the Registrant’s Registration Statement on Form S-4 (File No. 333-140574), as originally filed with the Securities and Exchange Commission on February 9, 2007, as amended (the “Registration Statement”).

Item 2.  Exhibits

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of CBOE Holdings, Inc. (incorporated by reference to Annex C to Amendment No. 7 to the Registration Statement filed on April 26, 2010).

3.2	Amended and Restated Bylaws of CBOE Holdings, Inc. (incorporated by reference to Annex D to Amendment No. 7 to the Registration Statement filed on April 26, 2010).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CBOE HOLDINGS, INC.
(Registrant)

By:	/s/ Joanne Moffic-Silver
Joanne Moffic-Silver
Executive Vice President, General Counsel and Corporate Secretary

Dated: April 29, 2011